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                                                                     Exhibit 8.1

30 May 2007

LDK Solar Co., Ltd.             DIRECT LINE: 2842 9523
Hi-Tech Industrial Park         E-MAIL: Hanifa.Ramjahn@conyersdillandpearman.com
Xinyu City                      OUR REF: HR/rc/232558 (M#871264)
Jiangxi Province 338032
People's Republic of China

Dear Sirs,

LDK SOLAR CO., LTD. (THE "COMPANY")

We have acted as special Cayman Islands legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company in the form of American Depositary Shares (the "Shares") as described in the prospectus (the "Prospectus") contained in the Company's registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the "Registration Statement").

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i) the Registration Statement filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission") on 11 May 2007, as amended; and

(ii) the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company and (2) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; and (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and


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                                                   (CONYERS DILL & PEARMAN LOGO)


LDK Solar Co., Ltd.
30 May 2007

construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain Cayman Islands tax matters set forth under the caption "Taxation - Cayman Islands taxation" in the Prospectus is true and accurate based on current law and practice at the date of this letter and that such statements constitute our opinion.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part, and the reference to us and the summarisation of our opinions under the headings "Taxation", "Legal Matters" and "Enforceability of Civil Liabilities" in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

Yours faithfully,



/s/ Conyers Dill & Pearman
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Conyers Dill & Pearman


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